Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the entities listed below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares of Nabriva Therapeutics plc, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Vivo Capital VIII, LLC

August 6, 2018
(Date)

/s/ Frank Kung
(Signature)

Managing Member
(Title)

Vivo Opportunity, LLC

August 6, 2018
(Date)

/s/ Gaurav Aggarwal
(Signature)

Managing Member
(Title)